Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MarkWest Energy Partners, L.P. (the “Partnership”), on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald C. Heppermann, Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Donald C. Heppermann
Donald C. Heppermann
Senior Executive Vice President, Chief Financial Officer and Secretary

August 14, 2003

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO MARKWEST ENERGY PARTNERS, L.P. AND WILL BE RETAINED BY MARKWEST ENERGY PARTNERS, L.P. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.